Exhibit 10.1


             [FORM OF RESTRICTED STOCK UNIT AWARD, MEMBER OF BOARD]


                           DELTA AND PINE LAND COMPANY
                      RESTRICTED STOCK UNIT AWARD AGREEMENT
                             2005 OMNIBUS STOCK PLAN

THIS RESTRICTED STOCK UNIT AWARD ("Award") is made as of __________ , 20___ (The "Grant Date"), between Delta and Pine Land Company, a Delaware corporation ("DPL"), and __________ (the "Grantee").

THE PARTIES AGREE AS FOLLOWS:

1. Award of Restricted Stock Units. DPL hereby credits to a separate account maintained on the books of DPL ("Account") a total of ____________ units ("Units"). On any date, the value of each Unit shall equal the fair market value of one share of DPL Class A common stock , par value $0.10 per share (the "DPL Stock"). For purposes of the Award, "fair market value" shall be the mean of the highest and lowest quoted selling prices for DPL Stock on that date as reported on the New York Stock Exchange Composite Tape. This Award is subject to all of the terms and conditions set forth herein and in the Delta and Pine Land Company 2005 Omnibus Stock Plan (the "Plan"), a copy of which is attached hereto and incorporated by reference.

The Grantee acknowledges that he or she has read the Plan and agrees to be bound by its terms. Capitalized terms in this Award not defined herein have the same meanings as defined in the Plan.

2. Definitions.

"Change in Control" means the occurrence of any of the following events: (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of the combined voting power of the then outstanding voting securities of DPL entitled to vote generally in the election of Members of the Board (the "Outstanding DPL Voting Securities"); provided, however, that for purposes of this paragraph (a) (i) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by DPL; or (ii) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and
(3) of paragraph (c) below shall not be deemed to be a Change in Control; or (b) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Member of the Board subsequent to the date hereof whose election, or nomination for election, was approved by a vote of at least a majority of the Members of the Board then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Members of the Board or other actual or threatened solicitation of proxies or consents, by or on behalf of a Person other than the Board; or (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of DPL (a "Business Combination"), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, of the then Outstanding DPL Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns DPL or all or substantially all of DPL's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding DPL Voting Securities (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of DPL or of such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (3) individuals who were on the Incumbent Board continue to constitute at least a majority of the members of the board of directors of the corporation resulting from the Business Combination; provided, however, that any individual becoming a Member of the Board subsequent to the date hereof whose election, or nomination for election, was approved by a vote of at least a majority of the Members of the Board then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a Person other than the Board; or (d) Approval by the stockholders of DPL of a complete liquidation or dissolution of DPL. Notwithstanding the foregoing, in the case of an Award which is subject to Code Section 409A, Change in Control shall have the meaning required by that Section to avoid adverse tax consequences to Grantee.

"Disability" means Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical of mental impairment which can be expected to result in death or can be expected to last for a continuous period of not fewer than twelve (12) months.

3. Transferability. Grantee may assign the Restricted Stock, or any portion therof, to a member(s) of Grantee's Immediate Family or to a Charitable Organization, each as defined in the Plan. The Units may not otherwise be sold, pledged, assigned, or otherwise alienated or hypothecated and may not be made subject to lien, garnishment, attachment or other legal process. The rights and protections of DPL hereunder shall extend to its successors, assigns and affiliates. Should the Grantee not be a Member of the Board of Directors (the "Board") of DPL on the dates specified for vesting of the Units, except for certain circumstances specified below, the Units shall be forfeited.

4. Terms of the Plan. The Grantee understands that the Plan includes important terms and conditions that apply to this Award. Those terms include (without limitation): important conditions to the rights of the Grantee. Not by way of limitation, the Plan contains important non-competition provisions which could result in the forfeiture of all or a portion of the Award granted hereunder.

5. Vesting Schedule/Period of Restriction. The period of time from the Grant Date until the date Units become vested is the "Restriction Period." Provided Grantee's service as a Director of DPL continues on the applicable stated date, the Restriction Period shall end and Units shall vest (i) for ________________Units on the [_______________anniversary of the Grant Date] OR [__________________, 20____], (ii) for ________________Units on the
[_______________anniversary of the Grant Date] OR [__________________,  20____],
(iii) for ________________Units on the [_______________anniversary of the Grant Date] OR [__________________, 20____], (iv) for ________________Units on the
[_______________anniversary of the Grant Date] OR [__________________,  20____],
and  (v) for  ________________Units  on the  [_______________anniversary  of the
Grant Date] OR [__________________, 20____]. Except as may otherwise be specifically provided in this Award, if Grantee ceases to provide services as a Member of the Board prior to the scheduled vesting date, any non-vested Units shall be forfeited. If the Grantee is a Member of the Board on the date of a Change in Control, all Units granted under the Award shall immediately vest and the Restriction Period on such Units shall immediately terminate. Further provided, that if the Grantee incurs a Disability or dies, in either case while serving as a Member of the Board, all non-vested Units shall vest immediately. Notwithstanding the foregoing or any other provision of this Grant or the Plan, in the event that Grantee is a "specified employee" as contemplated by Code
Section 409A, and if the Restriction Period would otherwise lapse as a result of a separation from service, then such Restriction Period shall instead lapse on the date which is six (6) months after the date of such separation from service. If necessary as a result, the termination date specified in paragraph 4 shall be extended accordingly.

6. Dividends. If dividends are paid on DPL Stock during the term of this Agreement, the number of Units credited to the Account shall be increased as of the date of each payment by an amount equal to (a) the product of the number of Units credited to the Account multiplied by the per share dividend, divided by
(b) the fair market value of DPL Stock on the payment date. Additional shares so credited shall vest as the underlying DPL Stock upon which the dividends are based shall vest.

7. Form and Time of Payment. Grantee shall be paid a number of shares of DPL Stock equal to the aggregate number of vested Units as of such date, together with cash in lieu of any fractional Unit, upon the first to occur of ___________________________, 20_________, a separation from service with DPL, or following a Change in Control. Payment shall be made as soon as is administratively practicable, but in no event later than sixty (60) days following, the relevant date. Provided, however, that if the Grantee incurs a Disability while serving as a Director of DPL, all Units shall vest and shall be paid within a reasonably practicable time to Grantee if (s)he is legally competent, or to a legally-designated guardian or representative if not legally competent. Provided further, that if Grantee dies while serving as a Director of DPL, all Units shall vest and the benefit shall be paid to the Grantee's estate or to any alternate beneficiary designated to DPL in writing for purposes of such benefit.

8. Unsecured, Unfunded Compensation. All amounts credited to an Account under this Agreement are merely bookkeeping accounts, and are unfunded. Grantee is a general, unsecured creditor of DPL.

9. Miscellaneous. This Award, together with the Plan, sets forth the complete agreement of the parties concerning the subject matter hereof, superseding all prior agreements, negotiations and understandings. All notices required or permitted under this Agreement shall be deemed made and effective upon delivery to Grantee or DPL. This Award will be governed by the substantive law of the State of Delaware, and may be executed in counterparts. The Grantee understands that this Award is subject to early termination as provided in the Plan. Grantee further understands that this Grant is subject to revision as deemed necessary or appropriate by DPL, in its sole discretion, to avoid adverse tax consequences under Code Section 409A. To the extend applicable, it is intended that this Agreement and the Plan comply with Code Section 409A, and they shall be administered in a manner consistent with that intent. Any provision which would cause the Award to fail to satisfy Section 409A shall have no effect except as amended to comply, which amendment may be retroactive and without the consent of Grantee. Any reference to Section 409A includes a reference to regulations or other guidance issued by the U. S. Department of the Treasury or the Internal Revenue Service.

The parties hereby have entered into this Stock Award Agreement as of the date set forth above.

                                    Delta and Pine Land Company

                                    By: ________________________________

                                    Title:_______________________________



                                    "Grantee"

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                                    Address:

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Attachment:  2005 Omnibus Stock Plan